                                                                    EXHIBIT 10.2

                                FIRST AMENDMENT

                                       TO

                            PROJECT LEASE AGREEMENT

         THIS FIRST AMENDMENT TO PROJECT LEASE AGREEMENT (this "AMENDMENT") is effective as of the 26th day of February, 1997, by and between Triad Park, LLC, a California limited liability company ("PARK"), intended successor in interest to 3055 TRIAD DR. CORP., a California corporation ("3055 CORP") and TRIAD SYSTEMS CORPORATION, a Delaware corporation ("TRIAD") in the following factual context:

         A. On August 1, 1988, Triad, as Tenant and 3055 Corp., as Landlord, entered into that certain Project Lease Agreement (the "LEASE") covering a tract of land containing 15.0633 acres, and being Parcel Two of Parcel Map 5112, filed September 29, 1987 in Book 122 or Parcel Maps, Pages 11 through 14, inclusive, Alameda County Records (the "DEMISED LAND"), which Lease also covered the improvements on the Demised Land Agreement consisting of three
(3) buildings containing approximately 219,818 square feet (the
"IMPROVEMENTS").

         B. On August 23, 1988, 3055 Corp., as Trustor, and Mason-McDuffie Financial Corporation, as Trustee, executed that certain First Deed of Trust and Assignment of Rents, Security Agreement and Fixture Filing, for the benefit of The Variable Annuity Life Insurance Company, as Beneficiary (the "VARIABLE DEED OF TRUST"), pursuant to which 3055 Corp. agreed to obtain Beneficiary's prior consent to any amendment to the Agreement; accordingly, Beneficiary joins in this Amendment to acknowledge the terms and conditions of and to give its consent to this Amendment.

         C. On February 27, 1997, 3055 Corp. will merge up into its parent Triad, who will succeed by operation of law to all of 3055 Corp.'s assets and liabilities, including but not limited to all of its rights, title and interest in and to the Demised Land and the Improvements, subject to the Variable Deed of Trust, pursuant to the Real Estate Distribution Agreement entered into among Triad Systems Corporation, 3055 Triad Dr. Corp. and Triad Park, LLC, dated as of February 27, 1997 (the "REAL ESTATE DISTRIBUTION AGREEMENT").

         D. On February 27 1997, Triad will contribute certain designated assets to Park, including but not limited to all of Triad's just acquired rights, title and interest in and to the Demised Land and the Improvements, subject to the Variable Deed of Trust pursuant to the Real Estate Distribution Agreement.

         E. Subject to all of the terms and conditions of this Amendment, 3055 Corp. and Triad desire to amend the Lease and to anticipate the acquisition of the Landlord's interest by Park, as more particularly set forth below.

         In this factual context, the parties agree as follows:

SECTION 1.       EFFECTIVE DATE.

         This Amendment shall be effective on the date (the "EFFECTIVE DATE") on which Triad contributes the Demised Land subject to the Variable Deed of Trust to Park pursuant to the Real Estate Distribution Agreement.

SECTION 2.       NO MERGER.

         Upon the merger of 3055 Corp. into its parent Triad, the interests of both the Landlord and the Tenant under the Lease shall be held by the same entity, subject to the assignment for security purposes to The Variable Annuity Life Insurance Company. The parties agree that the Lease shall not be effected by Triad having title to both the estates of the Landlord and of the Tenant under the Lease, that there shall be no merger and that the leasehold estate shall continue to exist subject to the assignment for security purposes to The Variable Annuity Life Insurance Company.

SECTION 3.       NOVATION.

         Upon the transfer by Triad to Park of all of Triad's rights, title and interest in and to the Demised Land and the Improvements, there shall be a automatic novation of the Lease resulting in Park being substituted for Triad (who was the successor to 3055 Corp.) as the Landlord under the Lease and thereafter Triad and 3055 Corp. shall have no further interest in or liability for the interest of the Landlord under the Lease. Triad shall continue at all times to be the Tenant under the Lease.

SECTION 4.       TERM.

         Subject to all of the terms and conditions as in the Lease, except as hereinafter provided, the term of the Lease (the "PRIMARY TERM") is for a period of five (5) years, commencing on the Effective Date and ending at midnight on the date that is five (5) years after the Effective Date (the "PRIMARY TERM ENDING DATE").

SECTION 5.       RENEWAL OPTION.

         Provided and on the condition that no Event of Default has occurred and be continuing, and subject to all of the terms and conditions as in the Lease, except as hereinafter provided, Tenant shall have an option (the "RENEWAL OPTION") to renew the Lease for one (1) renewal term of five (5) years. Tenant shall notify Landlord no less than two hundred seventy (270) days prior to the Primary Term Ending Date of its intent to exercise the Renewal Option. If Tenant so elects to exercise the Renewal Option, the Lease shall extend for a term (the "RENEWAL TERM") commencing on the day after the Primary Term Ending Date and ending at midnight on the day that is five (5) years after the Primary Term Ending Date. Tenant shall have no further right to renew the Lease.

SECTION 6.       RENT.

         (a) During the first two (2) years of the Primary Term, the Annual Base Rental payable to Landlord shall be $2,505,720.00, payable monthly in advance in twelve (12) equal installments, one (1) such installment to be payable on the first day of each month during the first two (2) years of the Primary Term.

         (b) During the final three (3) years of the Primary Term, the Annual Base Rental payable to Landlord shall be an amount equal to the then prevailing market rate ("MARKET RENTAL RATE") in the immediate Alameda County market area as of the end of the second (2nd) year of the Primary Term (the "ADJUSTMENT DATE"). At least one-hundred twenty (120) days prior to the end of the second (2nd) year of the Primary Term, Tenant shall institute the Appraisal Process (as hereinafter defined) to establish the Market Rate Rental for the final three (3) years of the Primary Term. If the determination of the Market Rental Rate is made after the start of the third (3rd) year of the Primary Term, Tenant shall continue to pay rent at the rate applicable to the preceding period until the Market Rental Rate is determined. Tenant shall, promptly after the Market Rental Rate is determined, pay any difference for the period affected by the adjustment. The Market Rental Rate shall be payable monthly in advance in twelve (12) equal installments, one (1) such installment to be payable on the first day of each month during the final three (3) years of the Primary Term. The foregoing notwithstanding, in no event shall the Annual Base Rental for the last three (3) years of the Primary Term be less than the rental called for in Section 6(a) nor more than 1.2 times the rental called for in
Section 6(a).

         (c) During the Renewal Term, the Annual Base Rental payable to Landlord shall be an amount equal to the then prevailing market rate ("RENEWAL RENTAL RATE") in the immediate Alameda County market area as of the commencement of the Renewal Term. At least one-hundred twenty (120) days prior to the end of the Primary Term, Tenant shall institute the Appraisal Process to establish the Renewal Rental Rate for the Renewal Term. The Adjustment Date for determining the Renewal Rental Rate shall be the Primary Term Ending Date. If the determination of the Renewal Rental Rate is made after the start of the Renewal Term, Tenant shall continue to pay rent at the rate applicable to the preceding period until the Renewal Rental Rate is determined. Tenant shall, promptly after the Renewal Rental Rate is determined, pay any difference for the period affected by the adjustment. The Renewal Rental Rate shall be payable monthly in advance in twelve (12) equal installments, one (1) such installment to be payable on the first day of each month during the Renewal Term.

         (d) The "Appraisal Process" is begun by Tenant's designation of an appraiser (the "FIRST APPRAISER") to determine the Market Rental Rate or the Renewal Rental Rate, as the case may be (collectively, the "APPRAISED RATE") of the Demised Premises. The First Appraiser shall make and deliver to Tenant and Landlord an appraisal of the Demised Premises Appraised Rate (the "FIRST APPRAISED RATE") within twenty (20) business days of its appointment. At the election of Landlord, an appraiser (the "SECOND APPRAISER") shall be appointed within seven (7) days following delivery of the First Appraised Rate. The Second Appraiser shall make and deliver to Tenant and Landlord a second appraisal of the Demised Premises Appraised Rate (the "SECOND APPRAISED RATE") within twenty (20) business days of its appointment. In the event that the First Appraised Rate and the Second Appraised Rate do not differ by more than ten percent (10%) of the lower value, the average of the First Appraised Rate and Second Appraised Rate shall be deemed to be the Market Rental Rate or the Renewal Rental Rate, as the case may be. In the event that the First Appraised Rate and the Second Appraised Rate differ by more than ten percent (10%) of the lower value, the First Appraiser and the Second Appraiser shall, within seven
(7) days following the delivery of the Second Appraised Rate, appoint a third appraiser (the "THIRD APPRAISER" and together with the First Appraiser and the Second Appraiser, the "APPRAISERS"), who shall deliver to Tenant and Landlord an appraisal of the Demised Premises Appraised Rate (the "THIRD APPRAISED RATE") within fifteen (15) business days following its appointment by the First Appraiser and the Second Appraiser. The one, if any, of the First Appraised Rate, the Second Appraised Rate or the Third Appraised Rate which differs the most from the other two shall not be considered, and the average of the two remaining values shall be the Market Rental Rate or the Renewal Rental Rate, as the case may be. Each of the Appraisers shall make their respective appraisals as of the Adjustment Date. Each appraisal shall reflect the gross fair market rental value of the Demised Premises. The Appraisers shall be disinterested, independent and shall be qualified to appraise premises of the nature of the Demised Premises, and such Appraisers shall have been actively engaged in the appraisal of premises of the nature of the Demised Premises for a period of not less than five (5) years immediately preceding their appointment under this Amendment. The expenses and fees, including without limitation the fees of the Appraisers and any legal and accounting fees, incurred in connection with the appraisal(s) conducted pursuant to this Section 6(d) shall be shared equally by Tenant and Landlord.

         (e) The determination of "gross fair market rental value" shall be the reasonable good faith estimate of the market rental rate per square foot of the Demised Premises for office type rental space of comparable size, age, location and quality.

SECTION 7.       ADDITIONAL RENT AND IMPOSITIONS.

         In addition, during the Primary Term and the Renewal Term, Tenant shall pay all other rent and other amounts due under the Lease, including without limitation, additional rent and other charges described in Article 3 of the Lease and the Impositions described under Article 4 of the Lease.

SECTION 8.       RIGHT TO SUBLEASE.

         Article 10 of the Lease is amended by adding the following Section
10.05:

                 Section 10.05. In the event Landlord consents to a sublease of any portion of the Demised Premises, which consent Landlord agrees shall not be unreasonably withheld, Tenant agrees that if the rental rate agreed upon between Tenant and its proposed sublessee is greater than the rental rate for such allocable portion of the Demised Premises that Tenant must pay to Landlord under this Amendment, all of such excess rent shall be considered additional rent owed by Tenant to Landlord (less brokerage commissions, attorneys' fees and other disbursements reasonably incurred by Tenant for such subletting) and shall be paid by Tenant to Landlord as, if, and when received from such sublessee in the same manner that Tenant pays Annual Base Rental.

SECTION 9.       CONTINUING EFFECT/DEFINED TERMS.

         Except as expressly modified herein, the Lease shall continue in full force and effect in accordance with its terms. All defined terms used herein without definition shall have the meaning ascribed to such terms as set forth in the Lease.

SECTION 10.      EFFECTIVENESS.

         This Amendment does not become effective as an amendment to the Lease until executed and delivered by both Landlord and Tenant.

         The undersigned parties have executed this Amendment as of the day and year first above written.

                                  LANDLORD:

                                      3055 CORP., a California corporation


                                      By:   /s/ JAMES R. PORTER
                                         ----------------------------------
                                         Name:  James R. Porter
                                              -----------------------------
                                         Title: President
                                               ----------------------------

                                  SUBSTITUTED LANDLORD


                                      TRIAD PARK, LLC, a California limited
                                         liability company

                                      By 3055 MANAGEMENT CORP., a California
                                          corporation; its sole manager


                                      By:   /s/ JAMES R. PORTER
                                         ----------------------------------
                                         Name:  James R. Porter
                                              -----------------------------
                                         Title: President
                                               ----------------------------

                                  TENANT:

                                      TRIAD SYSTEMS CORPORATION, a Delaware
                                          corporation


                                      By:   /s/ JAMES R. PORTER
                                         ----------------------------------
                                         Name:  James R. Porter
                                              -----------------------------
                                         Title: President
                                               ----------------------------

Acknowledged and Consented to,
this      day of           , 1997.
     -----        ----------

THE VARIABLE ANNUITY LIFE
INSURANCE COMPANY, as Mortgagee


By:
----------------------------------
Name:
     -----------------------------
Title:
      ----------------------------